UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2016

W.W. GRAINGER, INC.

(Exact name of registrant as specified in its charter)

Illinois	1-5684	36-1150280
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Grainger Parkway, Lake Forest, Illinois	60045-5201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 535-1000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 8, 2016, W.W. Grainger, Inc. (the “Company”) announced that, effective as of October 1, 2016, Donald G. Macpherson will become the Chief Executive Officer of the Company (“CEO”) replacing James T. Ryan who will continue to serve as Chairman of the Board of Directors of the Company (the “Board”).

Mr. Macpherson, age 49, previously served as Chief Operating Officer of the Company since August 1, 2015. Prior to that, Mr. Macpherson served the Company as Senior Vice President and Group President, Global Supply Chain and International since 2013; Senior Vice President and President, Global Supply Chain and Corporate Strategy, a position assumed in 2012; and Senior Vice President, Global Supply Chain, a position assumed in 2008.

On August 8, 2016, the Board also expanded its size to increase the number of directors to 11, and elected Mr. Macpherson to the Board, in each case, effective as of October 1, 2016. It is expected that Mr. Macpherson will stand for re-election as a director at the 2017 annual meeting of shareholders of the Company. Mr. Macpherson will not receive any additional compensation for his service as a director.

In connection with Mr. Macpherson’s appointment to the position of CEO, the independent directors of the Board met in executive session without management participation and, upon the prior approval and recommendation of the Compensation Committee of the Board, approved an award to Mr. Macpherson of such number of performance vested restricted stock units (“PRSUs”) determined by dividing $2 million by the closing price of the shares of common stock, $0.50 par value per share, of the Company on the New York Stock Exchange on September 30, 2016. The PRSUs will be subject to seven-year cliff vesting based on the Company’s average return on invested capital over the applicable performance period.

A copy of the Company’s press release announcing the matters described in this Item 5.02 is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of October 1, 2016, in connection with Mr. Macpherson’s appointment to the office of CEO, the Board adopted an amendment to Sections 1, 6, 7 and 9 of Article IV of the By-laws of the Company (the “By-laws”) to designate the office of Chief Operating Officer and other Company offices as permitted, rather than required, offices of the Company. A copy of the By-laws, as amended, is attached hereto as Exhibit 3.1.

Item 9.01   Financial Statements and Exhibits.

(d)          Exhibits

Exhibit No.	Description of Exhibit
3.1	By-laws, as amended effective as of October 1, 2016, of W.W. Grainger, Inc.
99.1	Press release dated August 8, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 8, 2016

W.W. GRAINGER, INC.

	By:	/s/ Hugo Dubovoy, Jr.
Name: Hugo Dubovoy, Jr.
Title: Vice President, Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
3.1	By-laws, as amended effective as of October 1, 2016, of W.W. Grainger, Inc.
99.1	Press release dated August 8, 2016